SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 5, 2004

SEITEL, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Ste. 100
Houston, Texas		77043
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

On January 5, 2004, Seitel, Inc. entered into a standby funding commitment letter with Mellon HBV Alternative Strategies LLC ("Mellon"), whereby Mellon has committed to purchase up to $75 million of reorganized Seitel's common stock in the event such stock is not purchased by Seitel's shareholders through the exercise of warrants to the issued to such shareholders under Seitel's proposed amended chapter 11 plan of reorganization. The standby funding commitment letter is filed as Exhibit 99.1 hereto, the complete text of which is incorporated in this Item 5 by reference thereto.

The Mellon commitment was obtained with the assistance and support of the Official Committee of Equity Holders of Seitel appointed in the bankruptcy case. The Company expects to file with the bankruptcy court an amended reorganization plan and a related amended disclosure statement in mid-January, a Bankruptcy Court hearing to approve the disclosure statement is presently scheduled for January 30, 2004, and a confirmation hearing on the reorganization plan is presently scheduled for March 9, 2004.

The plan, as proposed and agreed to in principle, would be subject to confirmation by the Bankruptcy Court.

Reference is hereby made to Exhibit 99.1 for the complete text of the standby funding commitment letter.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(a)	Financial Statements of Business Acquired.

Not Applicable.

	(b)	Pro Forma Financial Information (unaudited).

Not Applicable.

	(c)	Exhibits.

		99.1	Standby Funding Commitment Letter, dated January 5, 2004, between Seitel, Inc. and Mellon HBV Alternative Strategies LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date:	January 12, 2004	SEITEL, INC.

		By:	/s/ Larry E. Lenig, Jr.

		Name:	Larry E. Lenig, Jr.
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit		Page

99.1	Standby Funding Commitment Letter, dated January 5, 2004, between Seitel, Inc. and Mellon HBV Alternative Strategies LLC.	4